Exhibit (n)

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion in this Pre-Effective Amendment No. 3 to the Registration Statement (No. 333-288919) on Form N-2 of PennantPark Enhanced Income Fund of our report dated October 21, 2025, relating to our audit of the financial statements, which is included in the Registration Statement.

We also consent to the references to our firm under the caption “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ RSM US LLP

Denver, Colorado

December 9, 2025